Exhibit 99.1


                                                                    News Release

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For more information, please contact:            Susan M. Whalen (212) 218-4680
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                        GREKA CLOSES $47.5M FINANCING AND

                  EXTENDS CLOSING TO BUY BACK COLOMBIAN ASSETS

         June 21, 2000. NEW YORK, NEW YORK - GREKA Energy  Corporation  (NASDAQ:
GRKA) closed with a major financial institution the financing of up to $47.5 million with actual availability subject to borrowing base adjustments. A portion of the proceeds were paid to reduce the current debt of the Company, which payment resulted in the complete elimination of all Bank One debt booked by the Company resulting from its acquisition of Saba Petroleum Company. Additional proceeds of the loan, secured by the Company's interest in certain North American oil and gas properties, are to be used for acquisitions, working capital and other general corporate purposes. The facility specifically provides the required financing to close the Company's option to re-purchase the Colombian assets as earlier announced. The closing of the Colombian assets has been extended to July 2000 enabling the seller to obtain required consents.

         Mr. Randeep S. Grewal, Chairman, CEO & President, stated, "Consistent with our strategy to continuously enhance shareholder value, the Company has concluded this material financing that provides management with the capital necessary to strengthen its existing asset base and conclude planned transactions. Particularly, with the Company's final payment to Bank One of approximately $3m, the entire outstanding amount due under the credit facilities by Saba Petroleum Company, which was in default when the Company acquired Saba in March 1999, are satisfied. In addition to the available working capital that can be applied to increase productivity from our current oil and gas interests, the new financing will enable the Company to purchase oil and gas properties that management has identified as potential core assets, including those in Colombia which the Company plans to acquire in July pursuant to an extension to close on the option which the Company previously exercised. The Company's closing of this planned credit facility again demonstrates management's continued achievement in meeting its defined strategic objectives."

         GREKA is an integrated company focused on exploiting E&P opportunities and penetrating new niche markets utilizing proprietary technology with emphasis on short radius horizontal drilling technology patented by BP Amoco (NYSE: BPA). In addition to owning and operating an asphalt refinery in California, the Company has oil and gas production, exploration and development activities in North America and the Far East, with primary areas of activity in California, Louisiana, and China.

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                   Safe Harbor for Forward Looking Statements

Except for historical information contained herein, the statements in this Release are forward-looking statements that are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. These risks and uncertainties include, among other things, volatility of oil prices, product demand, market competition, risks inherent in the Company's international operations, imprecision of reserve estimates, the availability of additional oil and gas assets for acquisition on commercially reasonable terms, and the Company's ability to replace and exploit its existing oil and gas reserves. These and other risks are described in the Company's Annual Report on Form 10-K and in the Company's other filings with the Securities and Exchange Commission.